Exhibit 10.12

Execution Version

AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT

This Amendment No. 1 (“this Amendment”), dated as of January 25, 2013, amends the Subscription Agreement, dated as of May 16, 2012 (the “Agreement”), between XL Investments Ltd, a Bermuda limited liability company, and Five Oaks Investment Corp., a Maryland corporation (the “Company”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

WHEREAS, on December 20, 2012, the Company filed its initial Registration Statement on Form S-11 with the Securities and Exchange Commission for the initial public offering of shares of its common stock (the “Initial Public Offering”); and

WHEREAS, in anticipation of the closing of the Initial Public Offering, the parties wish to amend the Agreement to remove certain provisions inconsistent with, or rendered meaningless by, the Company’s publicly traded status.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1                                   Sections 12 (“Transfers”), 14 (“Other Agreements”), 16 (“Certain Amendments”) and 18 (“PPM”) of the Terms and Conditions of the Agreement are, immediately prior to the closing of the Initial Public Offering, deleted in their entirety, shall no longer be of any force or effect and shall be substituted for by “reserved.”.

Section 1.2                                   A new Section 21 shall be added to the Terms and Conditions of the Agreement immediately prior to the closing of the Initial Public Offering, which shall read in its entirety as follows:

Participation in Fund Initial Public Offering.  The Investor shall acquire in the Initial Public Offering (as that term is defined in the Purchase Agreement) $25 million of shares of the common stock of the Fund.

Section 1.3                                   Agreement Remains in Effect. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as written, is hereby reaffirmed and ratified in all respects without qualification or condition and the provisions of the Agreement shall remain unaffected, unchanged and unimpaired, and are enforceable in accordance with their respective terms.

Section 1.4                                   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.5                                   Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the parties executing the counterparts had all executed one instrument.  This Amendment may be executed and delivered by facsimile, and any such facsimile shall be treated for all purposes of this Amendment as an original.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston
Name: David Oston
Title: Chief Financial Officer

XL INVESTMENTS LTD

By:	/s/ Stuart Clare
Name: Stuart Clare
Title: Senior Vice President and Director

Signature Page to Subscription Agreement Amendment No. 1